EXHIBIT 5.1


                        [SHEARMAN & STERLING LETTERHEAD]



                                April 13, 2000



Legg Mason, Inc.
100 Light Street
Baltimore, MD   21202

Ladies and Gentlemen:

         We are acting as counsel for Legg Mason, Inc. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of 5,210,000 shares of common stock, par value $.10 per share of the Company (the "Shares").

         The Shares will be issued upon the conversion or redemption of the exchangeable shares of Legg Mason Canada Holdings Ltd., a subsidiary of the Company and corporation existing under the Business Corporations Act (New Brunswick) (the "Exchangeable Shares"), which Exchangeable Shares are to be issued pursuant to the plan of arrangement relating to the acquisition of Pergee Inc. by the Company (the "Plan of Arrangement").

         We are familiar with the corporate proceedings of the Company to date with respect to the proposed issuance of the Shares, including resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the issuance of Shares, and we have examined such corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

         Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued upon the conversion or redemption of the Exchangeable Shares as provided in the Plan of Arrangement, will be duly authorized by the Company, validly issued, fully paid and nonassessable.

         In giving this opinion, we have relied as to all matters of Maryland law on the opinion of Robert Price, Esq.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                Very truly yours,


                                /s/ SHEARMAN & STERLING